                                                                  EXHIBIT 4.1

                                TABLE OF CONTENTS


                                 ARTICLE 1                               Page

                   Definitions and Incorporation by Reference
SECTION 1.01.  Definitions ............................                     1
SECTION 1.02.  Other Definitions ......................                    26
SECTION 1.03.  Incorporation by Reference of Trust
                 Indenture Act ........................                    27
SECTION 1.04.  Rules of Construction ..................                    27


                                    ARTICLE 2

                                 The Securities


SECTION 2.01.  Form and Dating ........................                    28
SECTION 2.02.  Execution and Authentication ...........                    29
SECTION 2.03.  Registrar and Paying Agent .............                    29
SECTION 2.04.  Paying Agent To Hold Money in Trust.....                    30
SECTION 2.05.  Securityholder Lists ...................                    30
SECTION 2.06.  Transfer and Exchange ..................                    31
SECTION 2.07.  Replacement Securities .................                    32
SECTION 2.08.  Outstanding Securities .................                    32
SECTION 2.09.  Temporary Securities ...................                    33
SECTION 2.10.  Cancellation ...........................                    33
SECTION 2.11.  Defaulted Interest .....................                    33
SECTION 2.12.  CUSIP Number ...........................                    33


                                    ARTICLE 3

                                   Redemption


SECTION 3.01.  Notices to Trustee .....................                    34
SECTION 3.02.  Selection of Securities To Be
                 Redeemed .............................                    34
SECTION 3.03.  Notice of Redemption ...................                    34
SECTION 3.04.  Effect of Notice of Redemption .........                    35
SECTION 3.05.  Deposit of Redemption Price ............                    36
SECTION 3.06.  Securities Redeemed in Part ............                    36

                                                                         Page

                                    ARTICLE 4

                                    Covenants
SECTION 4.01.  Payment of Securities ..................                    36
SECTION 4.02.  SEC Reports ............................                    36
SECTION 4.03.  Limitation on Indebtedness .............                    37
SECTION 4.04.  Limitation on Preferred Stock
                 of Restricted Subsidiaries............                    39
SECTION 4.05.  Limitation on Restricted Payments.......                    40
SECTION 4.06.  Limitation on Restrictions on Dis-
                  tributions from Restricted
                  Subsidiaries .........................                   43
SECTION 4.07.  Limitation on Sales of Assets and
                 Subsidiary Stock .....................                    45
SECTION 4.08.  Limitation on Affiliate
                 Transactions .........................                    49
SECTION 4.09.  Limitation on the Sale or Issuance
                 of Capital Stock of Restricted
                 Subsidiaries .........................                    50
SECTION 4.10.  Change of Control ......................                    50
SECTION 4.11.  Limitation on Liens ....................                    52
SECTION 4.12.  Limitation on Sale/Leaseback
                 Transactions .........................                    52
SECTION 4.13.  Limitation on Lines of Business ........                    53
SECTION 4.14.  Future Guarantors ......................                    53
SECTION 4.15.  Compliance Certificates ................                    53
SECTION 4.16.  Further Instruments and Acts ...........                    53


                                    ARTICLE 5

                                Successor Company


SECTION 5.01.  When Company May Merge or Transfer
                 Assets ...............................                    54


                                    ARTICLE 6

                              Defaults and Remedies


SECTION 6.01.  Events of Default ......................                    56
SECTION 6.02.  Acceleration ...........................                    58
SECTION 6.03.  Other Remedies .........................                    59

                                                                         Page
SECTION 6.04.  Waiver of Past Defaults ................                    59
SECTION 6.05.  Control by Majority ....................                    59
SECTION 6.06.  Limitation on Suits ....................                    60
SECTION 6.07.  Rights of Holders to Receive Payment ...                    60
SECTION 6.08.  Collection Suit by Trustee .............                    61
SECTION 6.09.  Trustee May File Proofs of Claim .......                    61
SECTION 6.10.  Priorities .............................                    61
SECTION 6.11.  Undertaking for Costs ..................                    62
SECTION 6.12.  Waiver of Stay or Extension Laws .......                    62


                                    ARTICLE 7

                                     Trustee


SECTION 7.01.  Duties of Trustee ......................                    62
SECTION 7.02.  Rights of Trustee ......................                    64
SECTION 7.03.  Individual Rights of Trustee ...........                    64
SECTION 7.04.  Trustee's Disclaimer ...................                    64
SECTION 7.05.  Notice of Defaults .....................                    65
SECTION 7.06.  Reports by Trustee to Holders ..........                    65
SECTION 7.07.  Compensation and Indemnity .............                    65
SECTION 7.08.  Replacement of Trustee .................                    66
SECTION 7.09.  Successor Trustee by Merger ............                    67
SECTION 7.10.  Eligibility; Disqualification ..........                    68
SECTION 7.11.  Preferential Collection of Claims
                 Against Company ......................                    68


                                    ARTICLE 8

                       Discharge of Indenture; Defeasance


SECTION 8.01.  Discharge of Liability on Securities;
                 Defeasance ...........................                    68
SECTION 8.02.  Conditions to Defeasance ...............                    69
SECTION 8.03.  Application of Trust Money .............                    71
SECTION 8.04.  Repayment to Company ...................                    71
SECTION 8.05.  Indemnity for Government
                 Obligations ..........................                    71
SECTION 8.06.  Reinstatement ..........................                    71

                                                                         Page

                                    ARTICLE 9

                                   Amendments
SECTION 9.01.  Without Consent of Holders .............                    72
SECTION 9.02.  With Consent of Holders ................                    73
SECTION 9.03.  Compliance with Trust Indenture ........                    74
SECTION 9.04.  Revocation and Effect of Consents
                 and Waivers ..........................                    74
SECTION 9.05.  Notation on or Exchange of
                 Securities ...........................                    74
SECTION 9.06.  Trustee To Sign Amendments .............                    75
SECTION 9.07.  Payment for Consent ....................                    75


                                   ARTICLE 10

                              Subsidiary Guaranties


SECTION 10.01.  Guaranties ............................                    75
SECTION 10.02.  Limitation on Liability ...............                    78
SECTION 10.03.  Successors and Assigns ................                    78
SECTION 10.04.  No Waiver .............................                    78
SECTION 10.05.  Modification ..........................                    78
SECTION 10.06.  Release of Subsidiary Guarantor .......                    79


                                   ARTICLE 11

                                  Miscellaneous


SECTION 11.01.  Trust Indenture Act Controls ..........                    79
SECTION 11.02.  Notices ...............................                    79
SECTION 11.03.  Communication by Holders with Other
                  Holders .............................                    80
SECTION 11.04.  Certificate and Opinion as to
                  Conditions Precedent ................                    80
SECTION 11.05.  Statements Required in Certificate
                  or Opinion ..........................                    81
SECTION 11.06.  When Securities Disregarded ...........                    81
SECTION 11.07.  Rules by Trustee, Paying Agent and
                  Registrar ...........................                    81
SECTION 11.08.  Legal Holidays ........................                    81
SECTION 11.09.  Governing Law .........................                    82
SECTION 11.10.  No Recourse Against Others ............                    82
SECTION 11.11.  Successors ............................                    82

                                                                         Page
SECTION 11.12.  Multiple Originals ....................                    82
SECTION 11.13.  Table of Contents; Headings ...........                    82


Exhibit A - Form of Security
Rule 144A/Regulation S Appendix

                                    INDENTURE dated as of January 24, 1997,
                           between ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC., a Delaware corporation (the "Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, a trust company with banking powers organized under the laws of the State of New York, as trustee (the "Trustee").


                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 13 1/4% Senior Discount Notes Due 2004 (the "Initial Securities") and, if and when issued pursuant to a registered exchange for Initial Securities, the Company's 13 1/4% Senior Discount Notes Due 2004 (the "Exchange Securities") and, if and when issued pursuant to a private exchange for Initial Securities, the Company's 13 1/4% Senior Discount Notes Due 2004 (the "Private Exchange Securities", together with the Exchange Securities and the Initial Securities, the "Securities"):


                                    ARTICLE 1

                   Definitions and Incorporation by Reference

                  SECTION 1.01. Definitions.

                  "Accreted Value" means, as of any date (the "Specified Date"), the amount provided below for each $1,000 principal amount at maturity of Notes:

                  (i) if the Specified Date occurs on one of the following dates (each, a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

      SEMI-ANNUAL ACCRUAL DATE                            ACCRETED VALUE
      ------------------------                            --------------
     August 1, 1997...................................        $725.61
     February 1, 1998.................................         773.68
     August 1, 1998...................................         824.94
     February 1, 1999.................................         879.59
     August 1, 1999...................................         937.87
     February 1, 2000.................................       1,000.00


                  (ii) if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (a) the original issue price of a Unit and (b) an amount equal to the product of (1) the Accreted Value for the first Semi-Annual Accrual Date less such original issue price multiplied by
         (2) a fraction, the numerator of which is the number of days from the Issue Date to the Specified Date, using a 360-day year of 12 30-day months, and the denominator of which is the number of days elapsed from the Issue Date to the first Semi-Annual Accrual Date, using a 360-day year of 12 30-day months;

                  (iii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (b) an amount equal to the product of (1) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of 12 30-day months, and the denominator of which is 180; or

                  (iv) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

                  "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (ii) or (iii) above is primarily engaged in a Related Business.

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise;

and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided, however, that the CDA shall not be deemed to be an Affiliate of the Company and its Subsidiaries. For purposes of Sections 4.05,
4.07 and 4.08 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or
(iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (A) sales or other dispositions of inventory, receivables and other assets in the ordinary course of business, (B) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (C) for purposes of Section 4.07 only, a disposition that constitutes a Restricted Payment permitted by Section 4.05, (D) a disposition of assets with a fair market value of less than $100,000, (E) sales of the Company's electronic shelf label systems to customers and leases, rentals or otherwise furnishing the use of such systems to customers and (F) licenses or leases of any technology, know-how, patents, processes, procedures, copyrights or other intellectual property, and related escrow arrangements, for consideration equal to the fair market value thereof, as determined in good faith by the Board of Directors (and whether or not such consideration has been specifically allocated to such license or lease)).

                  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

                  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

                  "Business Day" means each day which is not a Legal Holiday.

                  "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  "CDA" means the Connecticut Development Authority.

                  "CDA Note" means the Company's 7.4% Convertible Note (dated August 12, 1994) in the aggregate principal amount of $5.0 million issued to the CDA.

                  "Change of Control" means the occurrence of any of the following events:

                  (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rule 13d-3 and 13d-5 under the Exchange Act except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in Rule 13d-3 and 13d-5 under the Exchange
         Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (i), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (i)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in this clause (i)), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

                  (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

                  (iii) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Common Stock" means the common stock, par value $.01 per share, of the Company.

                  "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expenses, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees),
(vii) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary, (viii) interest incurred in connection with Investments in discontinued operations, (ix) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

                  "Consolidated Leverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries as of the date of determination after giving effect to any Indebtedness to be Incurred or discharged on the date of determination to
(ii) the aggregate amount of EBITDA for the four most recent fiscal quarters ending at least 45 days prior to the date of determination (such four fiscal quarters being herein called the "Reference Period"); provided, however, that
(1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of the Reference Period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, or both, EBITDA for the Reference Period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of the Reference Period,
(2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the Reference Period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio, EBITDA for the Reference Period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of the Reference Period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during the Reference Period in respect of cash or Temporary Cash

Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (3) if since the beginning of the Reference Period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for the Reference Period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are subject to such Asset Disposition for the Reference Period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for the Reference Period and Consolidated Interest Expense for the Reference Period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for the Reference Period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for the Reference Period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (4) if since the beginning of the Reference Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of the Reference Period and (5) if since the beginning of the Reference Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of the Reference Period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause
(3) or (4) above if made by the Company or a Restricted Subsidiary during the Reference Period, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of the Reference Period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expenses associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). In making any calculation of the Consolidated Leverage Ratio for any period commencing prior to the Issue Date, the Notes shall be deemed to have been issued on the first day of such period.

                  "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

                  (i) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

                  (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

                  (iv) any gain (but not loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

                  (v) extraordinary gains or losses; and

                  (vi) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purpose of Section 4.05 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such Section pursuant to clause (a)(3)(D) thereof.

                  "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus
(iii) any retained earnings or earned
surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

                  "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary which is designed to protect such Person against fluctuations in currency values.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Sections
4.07 and 4.10.

                  "EBITDA" for any period means the sum of Consolidated Net Income, plus Consolidated Interest Expense plus the following to the extent deducted in calculating such Consolidated Net Income: (a) all income tax expense of the Company and its consolidated Restricted Subsidiaries, (b) depreciation expense of the Company and its consolidated Restricted Subsidiaries, (c) amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period) and (d) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Foreign Subsidiary" means each Restricted Subsidiary not created or organized in the United States or any state thereof and that conducts substantially all of its operations outside of the United States.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                  (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

                  (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

                  (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                  (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

                  (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

                  (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or assets and the amount of the obligation so secured; and

                  (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

                  "Indenture" means this Indenture as amended or supplemented from time to time, including, without limitation, the provisions of the TIA that are deemed to be a part of and govern this instrument and any supplemental indenture, respectively.

                  "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

                  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 4.05, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors. For purposes of the definitions of "Joint Venture", "Restricted Payment" and "Permitted Investment" and Section 4.05, (a) "Investment" shall include the portion (proportionate to the Company's equity interest in such Person) of the fair market value of the net assets of any Person at the time that such Person is designated a Joint Venture and (b) any property transferred to or from a Joint Venture shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

                  "Issue Date" means the date on which the Securities are originally issued.

                  "Joint Venture" means a Person (i) engaged in technology development, manufacturing or distribution in a Related Business; (ii) designated by the Company as a "Joint Venture Company" for purposes of this Indenture; provided, however, that such designation would be permitted under
Section 4.05, and (iii) as to which the Company and the Restricted Subsidiaries own at least 10% of the Voting Stock, such Joint Venture to be deemed to include each Subsidiary of such Person.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition,
(ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP or, in the case of indemnity obligations, as deemed advisable by the Board of Directors, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

                  "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Permitted Holders" means (i) Norton Garfinkle, Bruce F. Failing, Jr., their respective spouses, issue or any spouse of their issue, (ii) any Person controlled directly or indirectly by any one or more of the Persons referred to in clause (i), (iii) any trust, all of the beneficiaries of which are any one or more of the Persons referred to in clause (i), or (iv) any bona fide legal representative of any of the individuals in clause (i) duly appointed as a result of the death or legal incapacity of such individual.

                  "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such

Person's primary business is a Related Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) commission, payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business; (vii) a Person arising as a result of any Hedging Obligations; (viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; and (ix) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.07.

                  "Permitted Liens" means, with respect to any Person, (a) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness; (e) minor survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person; (f) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien; (g) Liens to secure Indebtedness permitted under Section 4.03(b)(1), but only to the extent secured by inventory or accounts receivables and related assets; (h) Liens existing on the Issue Date;
(i) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries; (j) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries; (k) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a wholly owned Subsidiary of such Person; (l) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations; (m) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (g),
(h), (i) and (j); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (g), (h), (i) or (j) at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; (n) Liens in favor of the Company or any Wholly-Owned Subsidiary or Subsidiary Guarantor; (o) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default; (p) Liens associated with leases and subleases of real property that do not materially interfere with the ordinary conduct of the business of the Company and any of its Restricted Subsidiaries and that are made on customary and usual terms applicable to similar properties; and (q) Liens consisting of licenses or leases of Property and related escrow arrangements; provided, however, that such Liens shall not (except as described under clause (h)) secure any Indebtedness of the Company or any Restricted Subsidiary. Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clauses (f), (i) or (j) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section 4.07 unless the assets that were the subject of the Asset Disposition giving rise to such Net Available Cash were subject to Liens securing Indebtedness, in which event such Permitted Liens may secure obligations in an amount not to exceed the amount of such Indebtedness. For purposes of this definition, "Indebtedness" shall be deemed to include interest on such Indebtedness.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

                  "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

                  "Property" of any Person means all types of real, personal, tangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person under GAAP.

                  "Refinance" means, in respect of any Indebtedness or Preferred Stock, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness or Preferred Stock in exchange or replacement for, such Indebtedness or Preferred Stock. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

                  "Related Business" means any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date and any business utilizing any technology, know-how, patents, processes, copyrights or other intellectual property now or hereafter developed by the Company or any Restricted Subsidiary.

                  "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase, or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment in any Person (other than a Permitted Investment).

                  "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

                  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities" means the Securities issued under this Indenture.

                  "Senior Indebtedness" means (i) Indebtedness of the Company, whether outstanding on the Issue Date or thereafter Incurred, and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable unless, in the case of (i) and (ii), in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinate in right of payment to the Securities; provided, however, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of the Company (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of the Company or (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                  "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement to that effect.

                  "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person,
(ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

                  "Subsidiary Guarantor" means any Subsidiary which, pursuant to the terms hereof, has executed a supplemental indenture in a form reasonably satisfactory to the Trustee and become bound by the terms hereof, including
Article 10 hereof.

                  "Subsidiary Guaranty" means the Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Securities contained in Article 10 hereof.

                  "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt that is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.; provided, however, that in the case of the net proceeds from the sale of the Units, the time periods set forth in (ii), (iii), (iv) and (v) shall be two years.

                  "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the date of this Indenture, except as provided in Section 9.03.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "Units" means the Units sold by the Company consisting of the Initial Securities and certain warrants to purchase Common Stock.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the

Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.05. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under
Section 4.03(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

                  SECTION 1.02.  Other Definitions.

                                                           Defined in
                               Term                          Section
                               ----                          -------
         "Affiliate Transaction" ................            4.08
         "Bankruptcy Law" .......................            6.01
         "covenant defeasance option" ...........            8.01(b)
         "Custodian" ............................            6.01
         "Event of Default" .....................            6.01

                                                           Defined in
                               Term                          Section
                               ----                          -------
         "legal defeasance option" ..............             8.01(b)
         "Legal Holiday" ........................            13.08
         "Offer" ...............................              4.07(b)
         "Offer Amount" ........................              4.07(c)(2)
         "Offer Period" ........................              4.07(c)(2)
         "Paying Agent" .........................             2.03
         "Purchase Date" .......................              4.07(c)(1)
         "Registrar".............................             2.03
         "Successor Company" ....................             5.01

                  SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the SEC;

                  "indenture securities" means the Securities;

                  "indenture security holder" means a Securityholder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the indenture securities means the Company and any other obligor on the indenture securities, including any Subsidiary Guarantor.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (1) a defined term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                  (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

                  (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

                  (9) all references to the date the Securities were originally issued shall refer to the date the Initial Securities were originally issued.

                                    ARTICLE 2

                                 The Securities

                  SECTION 2.01. Form and Dating. Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix") which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix (with such appropriate insertions, omissions, substitutions and other variations as are required by this Indenture) which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A (with such appropriate insertions, omissions, substitutions and other variations as are required by this Indenture), which is hereby incorporated in and expressly made a part of this

Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

                  SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate and deliver Securities for original issue upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar or Paying Agent.

                  SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

                  SECTION 2.04. Paying Agent To Hold Money in Trust. On or prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section , the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably prac-ticable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing on or before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When Securities are presented to the Registrar or a co-registrar with a request (i) to register a transfer or (ii) to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the transfer, as requested if the requirements of Section 8-401(1) of the Uniform Commercial Code are met; provided, however, that any Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section . The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

                  Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate and deliver a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

                  Every replacement Security is an additional obligation of the Company.

                  SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                  If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date, such Securities (or portions thereof) shall cease to be outstanding and interest on them shall cease to accrue.

                  SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate and deliver temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company and the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

                  SECTION 2.10 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

                  SECTION 2.11. Defaulted Interest. If and to the extent the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                    ARTICLE 3

                                   Redemption

                  SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount at maturity of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

                  The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period.

                  SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                  SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts at maturity of the particular Securities to be redeemed;

                  (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed; and

                  (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

                  SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05. Deposit of Redemption Price. On or prior to 10:00 a.m. Eastern Time, on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

                  SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder (at the Company's expense) a new Security equal in principal amount at maturity to the unredeemed portion of the Security surrendered.

                                    ARTICLE 4

                                    Covenants

                  SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

                  The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  SECTION 4.02. SEC Reports. The Company shall file with the Trustee and provide Security holders, within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the SEC and provide the Trustee and Securityholders with such annual reports and such information, documents and other reports as are specified in

Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections , such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections . The Company also shall comply with the other provisions of TIA Section 314(a). Notwithstanding anything to the contrary herein, the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of this Indenture.

                  SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not Incur, and shall not permit any Restricted Subsidiary to Incur, directly or indirectly, any Indebtedness unless, on the date of such Incurrence and after giving effect thereto, the Consolidated Leverage Ratio is less than
7.0 to 1.0 if such Indebtedness is Incurred prior to February 1, 2000, or 5.0 to
1.0 if such Indebtedness is Incurred thereafter.

                  (b) Notwithstanding the foregoing paragraph (a), the Company and any Restricted Subsidiary may Incur any or all of the following
Indebtedness:

                  (1) Indebtedness Incurred pursuant to any credit agreement or Incurred by any Foreign Subsidiary; provided, however, that (i) after giving effect to any such Incurrence the aggregate principal amount of such Indebtedness then outstanding does not exceed the sum of (w) 65% of the book value of the inventory of the Company and its Restricted Subsidiaries and (x) 85% of the book value of the accounts receivables of the Company and its Restricted Subsidiaries, (ii) in the case of any Indebtedness Incurred by a Foreign Subsidiary, after giving effect to such Incurrence the aggregate amount of all such Indebtedness then outstanding does not exceed the sum of (y) 65% of the book value of the inventory of such Foreign Subsidiary and (z) 85% of the book value of the accounts receivables of such Foreign Subsidiary, and (iii) notwithstanding the limitations in amount contained in (i) and (ii) above, the Company and its Restricted Subsidiaries may Incur Indebtedness pursuant to this clause (1) in an aggregate amount not to exceed $10.0 million at any time outstanding;

                  (2) Indebtedness owed to and held by the Company or a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company;

                  (3) the Securities and Guarantees thereof;

                  (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this Section 4.03(b)), including the CDA Note;

                  (5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clause (3) or (4) of this Section 4.03(b) or this clause (5);

                  (6) Indebtedness (including Capital Lease Obligations) of the Company or any Restricted Subsidiary financing the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), in each case incurred no more than 180 days after such purchase, lease or improvement of such property and any Refinancing Indebtedness in respect of such Indebtedness; provided, however, that (i) the amount of such Indebtedness (net of original issue discount) does not exceed, at the time initially Incurred, 90% of the fair market value of such acquired property or equipment and (ii) at the time of the Incurrence of such Indebtedness and after giving effect thereto, the aggregate amount of all Indebtedness Incurred pursuant to this clause (6) and then outstanding shall not exceed $10.0 million;

                  (7) Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company and the Restricted Subsidiaries pursuant to this Indenture;

                  (8) Indebtedness consisting of performance, surety or appeal bonds obtained by the Company or a Restricted
         Subsidiary in the ordinary course of business;

                 (9) Indebtedness consisting of self-insurance obligations; and

                (10) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company and the Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (9) of this Section 4.03(b) or Section 4.03(a)) does not exceed $5.0 million.

                  (c) Notwithstanding the foregoing, the Company shall not Incur any Indebtedness pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations.

                  (d) For purposes of determining compliance with this Section 4.03, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described herein, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and
(ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described herein.

                  SECTION 4.04. Limitation on Preferred Stock of Restricted Subsidiaries. The Company shall not permit any Restricted Subsidiary to Incur, directly or indirectly, any Preferred Stock except:

                  (a) Preferred Stock issued to and held by the Company or a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Preferred Stock (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the issuance of such Preferred Stock by the issuer thereof;

                  (b) Preferred Stock of a Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Preferred Stock Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving effect thereto, the Company would have been able to Incur at least $1.00 of Indebtedness pursuant to Section 4.03(a);

                  (c) Preferred Stock outstanding on the Issue Date (other than Preferred Stock described in clause (a) or (b) of this Section 4.04); and

                  (d) Preferred Stock Incurred to Refinance Preferred Stock referred to in clause (b) or (c) of this Section 4.04 or this clause
         (d); provided, however, that to the extent such Preferred Stock directly or indirectly Refinances Preferred Stock of a Subsidiary described in clause (b) of this Section 4.04, such Preferred Stock shall be Incurred only by such Subsidiary.

                  SECTION 4.05. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to, make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

                  (1) a Default shall have occurred and be continuing (or would result therefrom);

                  (2) the Company is not able to Incur an additional $1.00 of Indebtedness under Section 4.03(a); or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of:

                           (A) 50% of the Consolidated Net Income accrued during
                  the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Securities are originally issued to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                           (B) the aggregate Net Cash Proceeds received by the
                  Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees);

                           (C) the amount by which Indebtedness of the Company
                  is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange);

                           (D) an amount equal to the sum of (i) the net
                  reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary; and

                           (E) $2.0 million.

                  (b)  The provisions of Section 4.05(a) shall not prohibit:

                  (i) any Restricted Payment made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of Section 4.05(a);

                (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to Section 4.03; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

              (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 4.05(a); provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                (iv) the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, consultants, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, consultants, directors or former directors), pursuant to the terms of the agreements (including employment or consulting agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock or as otherwise approved by the Board of Directors; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $1.0 million in any calendar year; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

                  (v) payments or distributions to dissenting stockholders pursuant to applicable law in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company; provided, however, that such payments or distributions from and after the Issue Date shall not in the aggregate exceed $2.0 million; provided further, however, that such payments and distributions shall be included in the calculation of the amount of Restricted Payments; or

                (vi) Investments in Joint Ventures; provided, however, that the aggregate amount of all such Investments pursuant to this clause (vi) shall not exceed $10.0 million; provided further, however, that such Investments pursuant to this clause (vi) shall be excluded in the calculation of the amount of Restricted Payments.

                  SECTION 4.06. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

                  (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

                (ii) any encumbrance or restriction arising under or by reason of applicable law;

                (iii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company

         (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

                (iv) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (iii) of this Section 4.06 or this clause (iv) or contained in any amendment to an agreement referred to in clause (i) or (iii) of this Section 4.06 or this clause (iv); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable in any material respect to the Securityholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

                  (v) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

                  (vi) in the case of clause (c) above, (A) any restriction arising in connection with any Permitted Lien to the extent such restriction restricts the transfer of the Property or the assets subject to such Permitted Lien, including the transfer of such Property or assets upon the foreclosure thereof, (B) restrictions existing by virtue of any transfer of, agreement to transfer or option or right with respect to any Property or assets of the Company or any Restricted Subsidiary or (C) restrictions arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of the Property or assets subject thereto in any manner material to the Company or any Restricted Subsidiary taken as a whole; and

                  (vii) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

                  SECTION 4.07. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition and at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents and (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness or Indebtedness (other than any Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Offer to the holders of the Securities (and to holders of other Senior Indebtedness designated by the Company) to purchase Securities (and such other Senior Indebtedness) pursuant to and subject to the conditions of Section 4.07(b); and
(D) fourth, to the extent of the balance of such Net Available Cash in excess of $200,000 in any fiscal year after application in accordance with clauses (A),
(B) and (C), to (x) the acquisition by the Company or any Wholly Owned Subsidiary of Additional Assets or (y) the prepayment, repayment or purchase of Indebtedness (other than any Disqualified Stock) of the Company (other than Indebtedness owed to an Affiliate of the Company) or Indebtedness of any Subsidiary (other than Indebtedness owed to the Company or an Affiliate of the Company), in each case within one year from the later of the receipt of such Net Available Cash and the date the offer described in Section 4.07(b) is consummated; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (C) or (D) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this Section 4.07, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.07(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this
Section 4.07(a) exceeds $5.0 million. Pending application of Net Available Cash pursuant to this Section 4.07(a), such Net Available Cash shall be invested in Permitted Investments.

                  For the purposes of this Section 4.07, the following are deemed to be cash or cash equivalents: (x) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

                  (b) In the event of an Asset Disposition that requires the purchase of Securities (and other Senior Indebtedness) pursuant to Section 4.07(a)(ii)(C), the Company shall be required to purchase Securities tendered pursuant to an offer by the Company for the Securities (and other Senior Indebtedness) (the "Offer") at a purchase price of 100% of their Accreted Value plus accrued but unpaid interest, if any (or, in respect of such other Senior Indebtedness, 100% of their accreted value or principal amount (without premium), as the case may be, plus accrued but unpaid interest, if any, or such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.07(c). If the aggregate purchase price of Securities (and any other Senior Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase thereof, the Company shall be required to apply the remaining Net Available Cash in accordance with Section 4.07(a)(ii)(D). The Company shall not be required to make an Offer to purchase Securities (and other Senior Indebtedness) pursuant to this Section 4.07 if the Net Available Cash available therefor is less than $5.0 million (which lesser amount shall be carried forward for purposes of determining whether such an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

                  (c) (1) Promptly, and in any event within 20 Business Days, after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount at maturity, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements but excluding other exhibits) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q (excluding Exhibits) and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such Reports and (iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).

                  (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.07(a). On or prior to the Purchase Date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section . Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date and provided it has received an amount of funds equal to the Offer Amount, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section .

                  (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives, not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate purchase price of Securities (and any other Senior Indebtedness included in the Offer) surrendered pursuant to the Offer exceeds the Offer Amount, the Company shall select the Securities and the other Senior Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities and other Senior Indebtedness in denominations of $1,000 principal amount at maturity, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased principal amount of the Securities surrendered.

                  (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section . A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                  (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section . To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section , the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                  SECTION 4.08. Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof (i) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate,
(ii) with respect to any Affiliate Transaction that involves an amount in excess of $1.0 million, are set forth in writing and have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and (iii) with respect to any Affiliate Transaction that involves an amount in excess of $10.0 million, have been determined by (A) a nationally recognized investment banking firm to be fair from a financial standpoint to the Company or such Restricted Subsidiary or (B) an appraisal firm nationally recognized in making such determinations to be on terms that are not less favorable to the Company or such Restricted Subsidiary than the terms that could be obtained in an arm's-length transaction from a Person that is not an Affiliate of the Company.

                  (b) The provisions of Section 4.08(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 4.05, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $1.0 million in the aggregate outstanding at any one time, (v) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, (vi) any Affiliate Transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries, (vii) any Affiliate Transaction entered into prior to the Issue Date or the renewal thereof upon substantially similar terms or (viii) indemnification payments to directors and officers of the Company and its Restricted Subsidiaries in accordance with applicable state laws.

                  SECTION 4.09. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company shall not sell or otherwise dispose of any Capital Stock of a Restricted Subsidiary (other than a Joint Venture), and shall not permit any Restricted Subsidiary (other than a Joint Venture), directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock, except (i) to the Company or a Wholly Owned Subsidiary,
(ii) if, immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary or (iii) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under the covenant described in Section 4.05 if made on the date of such issuance, sale or other disposition.

                  SECTION 4.10. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's Securities at a purchase price in cash equal to

101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in Section 4.10(b).

                  (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

                  (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

                  (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control);

                  (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                  (4) the instructions determined by the Company, consistent with this Section , that a Holder must follow in order to have its Securities purchased.

                  (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives, not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

                  (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                  (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section . To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section , the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                  SECTION 4.11. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Securities shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

                  SECTION 4.12. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) the Company or such Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Securities pursuant to Section 4.11, (ii) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors) of such property and (iii) the Company applies the proceeds of such transaction in compliance with Section 4.07. The foregoing restriction shall not apply to any Sale/Leaseback Transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years or (ii) the transaction is between the Company and any Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

                  SECTION 4.13. Limitation on Lines of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, engage in any business other than a Related Business.

                  SECTION 4.14. Future Guarantors. In the event that, after the Issue Date, a Restricted Subsidiary Incurs any Indebtedness pursuant to Section 4.03(a), Section 4.03(b)(1) (but, in the case of a Foreign Subsidiary, only in the case of Indebtedness Incurred pursuant to clause (i) thereof), Section 4.03(b)(5) (but only in the case of Refinancing Indebtedness with respect to Indebtedness Incurred pursuant to Section 4.03(a)) or Section 4.03(b)(10), the Company shall cause such Restricted Subsidiary to execute a supplemental indenture to this Indenture in a form reasonably satisfactory to the Trustee in order to Guarantee the Securities pursuant to the terms and conditions set forth in Article 10 hereof and shall cause all Indebtedness of such Restricted Subsidiary owing to the Company or any other Subsidiary of the Company and not previously discharged to be converted into Capital Stock of such Restricted Subsidiary (other than Disqualified Stock).

                  SECTION 4.15. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

                  SECTION 4.16. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                    ARTICLE 5

                                Successor Company

                  SECTION 5.01. When Company May Merge or Transfer Assets.
(a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

                  (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                  (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a);

                  (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; provided, however, that this clause (iv) shall not apply to a consolidation or merger with or into a Wholly Owned Subsidiary if, in connection with any such merger or consolidation, no consideration (other than Common Stock in the Successor Company (or a Person that owns directly or indirectly all of the Capital Stock of the Successor Company immediately following such transaction)) shall be issued or distributed to the stockholders of the Company; and

                  (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

         provided, however, that clauses (iii) and (iv) shall not apply if, in the good faith determination of the Board of Directors, whose determination shall be evidenced by a resolution of the Board of Directors, the principal purpose and effect of such transaction is to change the state of incorporation of the Company.

                  The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Securities.

                  (b) The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or series of transactions, all or substantially all of its assets to any Person unless: (i) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State hereof or the District of Columbia, and such Person shall expressly assume, by an amendment to this Indenture, in a form reasonably acceptable to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty; (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and (iii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such amendment to this Indenture, if any, complies with this Indenture.

                                    ARTICLE 6

                              Defaults and Remedies

                  SECTION 6.01. Events of Default. An "Event of Default" occurs if:

                  (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

                  (2) the Company (i) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise, or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities;

                  (3) the Company fails to comply with Section 5.01;

                  (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 or 4.14 (other than a failure to purchase Securities when required under Section 4.07 or 4.10) and such failure continues for 30 days after the notice specified below;

                  (5) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

                  (6) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million, or its foreign currency equivalent at the time;

                  (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case;

                           (C) consents to the appointment of a Custodian of
                  it or for any substantial part of its property; or

                           (D) makes a general assignment for the benefit of
                  its creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any
                  Significant Subsidiary in an involuntary case;

                           (B) appoints a Custodian of the Company or
                  any Significant Subsidiary or for any substantial part of its property; or

                           (C) orders the winding up or liquidation of
                  the Company or any Significant Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

                  (9) any judgment or decree for the payment of money in excess of $10.0 million or its foreign currency equivalent at the time is entered against the Company or any Significant Subsidiary, remains outstanding for a period of 60 days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below; or

                  (10) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or a Subsidiary

         Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clauses (4), (5) or (9) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount at maturity of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default or Event of Default unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

                  SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount at maturity of the Securities by notice to the Company and the Trustee, may declare the Accreted Value of and accrued but unpaid interest on all the Securities (the "Default Amount") to be due and payable. Upon such a declaration, the Default Amount shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs, the Default Amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount at maturity of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount at maturity of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05. Control by Majority. The Holders of a majority in principal amount at maturity of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification from the Holders reasonably satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in principal amount at maturity of the Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in principal amount at maturity of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

                  SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                  SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07;

                  SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  THIRD:  to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount at maturity of the Securities.

                  SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                                     Trustee

                  SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b)  Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

                  (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                  SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each February 1 beginning with the February 1 following the date of this Indenture, and in any event prior to March 1 in each year, the Trustee shall mail to each Securityholder a brief report dated as of February 1 that complies with TIA Section 313(a). The Trustee also shall comply with TIA
Section 313(b).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents and counsel. The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture against the Company (including, without limitations, Section 7.07). The Trustee shall notify the Company promptly of any claim (whether asserted by any Holder or the Company) for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in such defense and may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

                  The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount at maturity of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount at maturity of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount at maturity of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and eligible under this Article 7.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent annual report of condition. The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                  SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

                  SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                  (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and 4.14
and the operation of Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8), 6.01(9) and
6.01(10) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) and the limitations contained in Sections 5.01(a)(iii) and (iv) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8), 6.01(9) and 6.01(10)
(but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with Section 5.01(a)(iii) or (iv). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guaranty.

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in
this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

                  SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                  (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

                  (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                  (3) 91 days pass after the deposit is made and during the 91-day period no Default specified in Sections 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

                  (4) the deposit does not constitute a default under any other agreement binding on the Company;

                  (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such cove-nant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

                  (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with; and

                  (9) the Opinions of Counsel delivered under this Section can contain such exceptions and conditions as are customary for such opinions.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                  SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

                  SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                  SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government

Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9

                                   Amendments

                  SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article 5;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (4) to add guarantees with respect to the Securities, including any Subsidiary Guaranties, or to secure the Securities;

                  (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                  (6) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

                  (7) to make any change that does not adversely affect the rights of any Securityholder.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.02. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount at maturity of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Securityholder affected thereby, an amendment may not:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment;

                  (2) reduce the rate of or extend the time for payment of interest on any Security;

                  (3) reduce the principal or Accreted Value of or extend the Stated Maturity of any Security;

                  (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

                  (5) make any Security payable in money other than that stated in the Security;

                  (6) make any change in Section 6.04 or 6.07 or the second sentence of this Section ; or

                  (7) make any change in any Subsidiary Guaranty that would adversely affect the Securityholders.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 10

                              Subsidiary Guaranties

                  SECTION 10.01. Guaranties. Subject to Section 10.2, each Subsidiary Guarantor unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment within applicable grace periods of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Subject to

Section 10.2, each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation.

                  Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement;
(d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or
(f) any change in the ownership of such Subsidiary Guarantor.

                  Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

                  Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

                  Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and
(iii) all other monetary Obligations of the Company to the Holders and the Trustee.

                  Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full of all Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor's Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

                  Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

                  SECTION 10.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount, if any, that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

                  SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 10.06. Release of Subsidiary Guarantor. Upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (in each case other than to the Company or an Affiliate of the Company), such Subsidiary Guarantor shall be deemed released from all obligations under this Article 10 without any further action required on the part of the Trustee or any Holder. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

                                   ARTICLE 11

                                  Miscellaneous

                  SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                  if to the Company or any Subsidiary Guarantor:

                  Electronic Retailing Systems International, Inc. 372 Danbury Road
                  Wilton, CT 06897

                  Attention of:  Secretary

                  if to the Trustee:

                  United States Trust Company of New York
                  114 West 47th Street
                  New York, NY 10036

                  Attention of:  Corporate Trust Department

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 11.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, each Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                  SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  SECTION 11.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 11.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 11.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  SECTION 11.10. No Recourse Against Others. Any past, present or future director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 11.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                           ELECTRONIC RETAILING SYSTEMS
                                           INTERNATIONAL, INC.,

                                             by
                                               ------------------------
                                                   Name:
                                                   Title:

                                           UNITED STATES TRUST COMPANY OF
                                           NEW YORK,

                                             by
                                               ------------------------
                                                    Name:
                                                    Title:

                                                                       EXHIBIT A


             [FORM OF FACE OF EXCHANGE SECURITY OR PRIVATE EXCHANGE
                                    SECURITY]

*/
**/

No.                                                                            $

13 1/4% Senior Discount Notes Due 2004

Electronic Retailing Systems International, Inc., a Delaware corporation,
promises to pay to                , or registered assigns, the principal sum of
            Dollars on February 1, 2004.

Interest Payment Dates: February 1 and August 1.

Record Dates:  January 15 and July 15.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                              ELECTRONIC RETAILING SYSTEMS
                                              INTERNATIONAL, INC.

                                                by

                                                   -----------------------
                                                            President

                                                   -----------------------
                                                            Secretary

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

UNITED STATES TRUST COMPANY OF
NEW YORK,

   as Trustee, certifies
      [Seal]   that this is one of
       the Securities referred
       to in the Indenture.

  by

    -----------------------------
   Authorized Signatory

*/ If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to the Rule 144A/Regulation S Appendix and the attachment from such Exhibit 1 captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

**/ If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to the Rule 144A/Regulation S Appendix and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.

         [FORM OF REVERSE SIDE OF EXCHANGE SECURITY OR PRIVATE EXCHANGE
                                    SECURITY]

                      13 1/4% Senior Discount Note Due 2004

1.  Interest

                  Electronic Retailing Systems International, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that (i) if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.50% per annum from and including the date on which any such Registration Default shall occur to but excluding the earlier of (x) the date on which all Registration Defaults have been cured and (y) the date on which all Securities become freely transferable by Holders other than Affiliates of the Company without further registration under the Securities Act, and (ii) except as set forth in the foregoing clause (i), no interest shall accrue on the Securities prior to February 1, 2000. The Company will pay interest hereon, if any, semiannually on February 1 and August 1 of each year; provided, however, that except for any additional interest payable pursuant to clause (i) of the proviso to the immediately preceding sentence, the first such interest payment date shall be August 1, 2000. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid or provided for, (i) in the case of interest payable upon Registration Default, from the date of such default, and (ii) in the case of cash interest, from February 1, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of cash interest at such higher rate to the extent lawful.

2.  Method of Payment

                  The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 15 or August 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no U.S. dollar account maintained by the payee with a bank in the United States is designated by any holder to the Trustee or the Paying Agent at least 30 days prior to the relevant due date for payment (or such other date as the Trustee may accept in its discretion), by mailing a check to the registered address of such holder.

3. Paying Agent and Registrar

                  Initially, United States Trust Company of New York, a trust company with banking powers organized under the laws of the State of New York ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

                  The Company issued the Securities under an Indenture dated as of January 24, 1997 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the
"Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Securities are general unsecured obligations of the Company limited to $147,312,000 aggregate principal amount at maturity (subject to Section 2.07 of the Indenture). The Indenture contains certain covenants which, among other things, limit (a) the incurrence of additional indebtedness by the Company and certain of its subsidiaries and the issuance of preferred stock by such subsidiaries, (b) the payment of dividends on capital stock of the Company and the purchase, redemption or retirement of capital stock or subordinated indebtedness, (c) certain investments, (d) certain transactions with affiliates, (e) the incurrence of liens and sale and leaseback transactions, (f) sales of assets, including capital stock of subsidiaries, (g) certain consolidations and mergers and (h) the Company's lines of business. The Indenture also will prohibit certain restrictions on distributions from subsidiaries. In addition, the Company may be obligated, under certain circumstances, to offer to repurchase Securities at a purchase price equal to 101% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

5. Optional Redemption

                  The Securities may not be redeemed prior to February 1, 2001. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount at maturity), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date):

                  if redeemed during the 12-month period commencing February 1 of the years set forth below:

             Period                              Percentage
             ------                              ----------

2001..........................................    106.625%
2002..........................................    103.313
2003 and thereafter...........................    100.000


6.  Notice of Redemption

                  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.  Put Provisions

                  Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the Accreted Value of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.  Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

9.  Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

10.  Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.  Discharge and Defeasance

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

12.  Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount at maturity outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount at maturity outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.

13.  Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $10 million; (v) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of $10 million; and (vii) certain events with respect to the guarantees of the Company's obligations under the Securities by certain of its subsidiaries. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount at maturity of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

14.  Trustee Dealings with the Company

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.  No Recourse Against Others

                  Any past, present or future director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.  Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

17.  Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

18.  CUSIP NUMBERS

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.  Holders' Compliance with Registration Rights Agreement.

                  Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

20.  Governing Law.

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITY- HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:

                  ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC. 372 DANBURY ROAD
                  WILTON, CT  06897

                  ATTENTION OF: SECRETARY


                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to
transfer this Security on the books of the Company. The agent may substitute another to act for him.

____________________________________________________________

________________


Date: ________________ Your Signature: _____________________

____________________________________________________________

________________



Sign exactly as your name appears on the other side of this Security.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  IF YOU WANT TO ELECT TO HAVE THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.07 OR 4.10 OF THE INDENTURE, CHECK THE BOX:

                                       / /

                  IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.07 OR 4.10 OF THE INDENTURE, STATE THE AMOUNT:

DATE: __________________ YOUR SIGNATURE: __________________
                         (SIGN EXACTLY AS YOUR NAME  APPEARS
                         ON THE OTHER SIDE OF THE SECURITY)

SIGNATURE GUARANTEE:_______________________________________
                                    (SIGNATURE MUST BE GUARANTEED BY A
                                    MEMBER FIRM OF THE NEW YORK STOCK
                         EXCHANGE OR A COMMERCIAL BANK OR TRUST
                                    COMPANY)